EXHIBIT 10.17

                                 EXHIBIT 10.17

THE SECURITIES REPRESENTED BY THIS NOTE AND THE COMMON STOCK ISSUABLE THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAW. THE SECURITIES REPRESENTED BY THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER, THE SECURITIES ACT AND IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS.

                                 TEXOIL, INC.
                  Replacement 12% Convertible Promissory Note


$_______                        Houston, Texas         As of September 6, 1996


      Texoil, Inc., a Nevada corporation (the "COMPANY"), for value received, hereby promises to pay to the order of ________________, an individual (together with his registered assigns, the "PURCHASER"), the principal sum of ___________________________ AND NO\100 DOLLARS ($_______), together with accrued interest on the amount of such principal sum, payable in accordance with the terms set forth below.

                                   ARTICLE I

                                  Definitions

      For all purposes of this Note, except as otherwise expressly provided or unless the context otherwise requires: (i) The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as promulgated from time to time by the Association of Independent Certified Public Accountants; and (iii) the words "herein" and "hereof" and other words of similar import refer to this Note as a whole and not to any particular Article, Section or other subdivision.

      "APPLICABLE LAW" is defined in Section 7.10.

      "AVERAGE PRICE" is defined in Section 4.2.


::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.17 - Page 1

      "BOARD OF DIRECTORS" means the board of directors of the Company as elected from time to time or any duly authorized committee of that board.

      "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Houston, Texas are authorized or required by law or executive order to be closed.

      "COMMON STOCK" means shares of common stock, par value $.01 per share, of the Company.

      "COMPANY FINANCIAL STATEMENTS" shall mean those audited financial statements of the Company included in the Company's most recent annual report as filed with the United States Securities and Exchange Commission on Form 10-KSB, and any amendments thereto.

      "CONVERSION EVENT" is defined in Section 4.2.

      "CONVERSION PRICE" means the price per share determined in accordance with Articles IV and V (as adjusted in accordance with the terms of this Note) at which shares of Common Stock shall be delivered to Purchaser upon conversion of this Note into Common Stock.

      "CONVERTIBLE SECURITIES" is defined in Section 5.2(c).

      "DEFAULT" means any event which is, or after notice or passage of time would be, an Event of Default.

      "EVENT OF DEFAULT" has the meaning specified in Section 3.1.

      "INDEBTEDNESS" of any Person means all indebtedness of such Person, whether outstanding on the date of this Note or hereafter created, incurred, assumed or guaranteed, (i) for the principal of, premium on and interest on all debts of the Person whether outstanding on the date of this Note or thereafter created for money borrowed by such Person (including capitalized lease obligations), money borrowed by others (including capitalized lease obligations) and guaranteed, directly or indirectly, by such Person, or Purchase Money Indebtedness for which the Person is directly or contingently liable; (ii) for all accrued obligations of the Person in respect of any contract, agreement or instrument imposing an obligation upon the Person to pay funds; (iii) for all trade debt of the Person; and (iv) for all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the indebtedness referred to in (i), (ii) or (iii) above.

      "INTEREST" is defined in Section 7.10.

      "MAJORITY NOTEHOLDERS" means the holders of at least 66% of the aggregate outstanding principal amount of the Replacement 12% Convertible Promissory Notes issued by the Company as

::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.17 - Page 2
of the date of this Note, which notes (including this Note) have an aggregate original principal amount of $900,000.

      "MATURITY DATE", when used with respect to this Note means, the earlier to occur of (a) October 1, 2002, and (b) the date occurring 30 days after all of the notes issued under the RIMCO Note Purchase Agreement have been paid in full or exchanged for common stock of the Company and all commitments of the RIMCO Noteholders to fund under the RIMCO Finance Documents have terminated.

      "NO PAYMENT PERIOD" is defined in Section 7.11.

      "NOTE" means this Replacement 12% Convertible Promissory Note.

      "ORIGINAL PURCHASE AGREEMENT" means that Agreement of Purchase and Sale dated as of May 6, 1996, and executed by Purchaser and Company, and which has been amended and restated by the Purchase Agreement.

      "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or other entity or any government or any agency or political subdivision thereof.

      "PURCHASE AGREEMENT" means that Amended and Restated Agreement of Purchase and Sale by and between the Company and the Purchaser dated the same date as this Note and pursuant to which this Note was issued.

      "PURCHASE MONEY INDEBTEDNESS" means Indebtedness secured by property acquired with the proceeds of such Indebtedness.

      "RIMCO FINANCE DOCUMENTS" means the RIMCO Note Purchase Agreement, the RIMCO Notes, the RIMCO Guaranty, and all pledge agreements, mortgages, or other agreements or instruments executed in connection therewith.

      "RIMCO FINANCING" means the financing arrangement evidenced by the RIMCO Finance Documents.

      "RIMCO GUARANTY" means the Guaranty and Exchange Agreement dated the same date as this Note, and executed by the Company (as a guarantor), Texoil Company, and the RIMCO Noteholders.

      "RIMCO NOTE PURCHASE AGREEMENT" means that Note Purchase Agreement dated the same date as this Note, and executed among Texoil Company, the Company, and the RIMCO Noteholders.

::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.17 - Page 3

      "RIMCO NOTEHOLDERS" means RIMCO Partners, L.P., RIMCO Partners, L.P. II, RIMCO Partners, L.P. III, and RIMCO Partners, L.P. IV, each, a Delaware limited partnership, and their respective successors and assigns.

      "RIMCO NOTES" means the RIMCO Tranche A Notes and the 10% Senior Secured General Obligation Notes in the aggregate principal amount of $5,000,000 issued by Texoil Company under the terms of the RIMCO Note Purchase Agreement.

      "RIMCO TRANCHE A NOTES" means the 10% Senior Secured Exchangeable General Obligation Notes in the aggregate principal amount of $3,000,000 issued by Texoil Company under the terms of the RIMCO Note Purchase Agreement.

      "SEC" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act of 1933.

      "SHARES" is defined in Section 4.1.

      "SUBORDINATION AGREEMENT" means that certain Subordination Agreement dated the same date as this Note, among Purchaser, Company, Texoil Company, and the RIMCO Noteholders.

      "SUBSIDIARY" means a Person in which more than 50% of the outstanding voting stock or equity interests is owned or controlled, directly or indirectly, by the Company or any combination of the Company and one or more other Subsidiaries. For the purposes of this definition, "VOTING STOCK" means stock or other interests which ordinarily has voting power for the election of directors, and equity interests means the right to receive the profits of the Person, when disbursed, or the assets of the Person upon liquidation or dissolution.

      "TEXOIL COMPANY" means Texoil Company, a Tennessee corporation.


                                  ARTICLE II

                                   Payments

      2.1 INTEREST. Except as provided in Section 7.11, interest shall accrue on the outstanding principal amount of this Note at a fixed rate equal to 12% per annum calculated on the basis of a 365- day year (or 366-day year, as the case may be). Except as provided in Section 7.11, all past due amounts of principal and interest shall bear interest at a rate equal to 14% per annum calculated on the basis of a 365-day year (or 366-day year, as the case may be) until paid.


::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.17 - Page 4

      2.2 PAYMENT OF PRINCIPAL AND INTEREST. The principal of this Note shall be due and payable in full on the Maturity Date. Except as provided in Section 7.11, interest on the outstanding principal balance of this Note shall be due and payable monthly as it accrues commencing October 10, 1996, and continuing on the tenth day of each month thereafter until the Maturity Date. Payment shall be made by delivery of checks to Purchaser at its address set out in this Note or wire transfers pursuant to instructions from Purchaser.

      2.3 MANNER OF PAYMENT UPON MATURITY. On the Maturity Date, payment of principal and accrued and unpaid interest on this Note will be made by delivery of checks to Purchaser at its address set out in this Note or wire transfers pursuant to instructions from Purchaser. If the date upon which the payment of principal and interest is required to be made pursuant to this Note occurs other than on a Business Day, then such payment of principal and interest shall be made on the next occurring Business Day following said payment date and shall include interest through said next occurring Business Day.


                                  ARTICLE III

                                   Remedies

      3.1   EVENTS OF DEFAULT.  An "EVENT OF DEFAULT" occurs if:

            (a) the Company fails to pay any amount under this Note when due (except for payments which become due during a No Payment Period as provided in Section 7.11) and such failure remains uncured for 10 days; or

            (b) the Company fails to timely perform any covenant made by the Company, and such failure remains uncured for a period of 30 days regardless whether such covenant arises under the Purchase Agreement or this Note; or

            (c) there occurs an Event of Default under, and as defined in, the RIMCO Note Purchase Agreement or the other RIMCO Finance Documents.

      3.2 ACCELERATION OF MATURITY. Subject to the terms of the Subordination Agreement, upon the occurrence of an Event of Default, the principal of, and the accrued and unpaid interest on, this Note may be declared due and payable only by the prior written notice of the Majority Noteholders to the Company. Notwithstanding the immediately preceding sentence, but subject to the terms of the Subordination Agreement, if an Event of Default is in respect of a bankruptcy or insolvency proceeding, the principal of this Note and all accrued and unpaid interest shall automatically become immediately due and payable.


::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.17 - Page 5

                                  ARTICLE IV

                              Conversion of Note

      4.1 CONVERSION PRIVILEGE AND CONVERSION PRICE. Subject to and upon compliance with the provisions of this Article, at the option of Purchaser, all or any part of this Note may be converted at any time, at the amount of principal and accrued interest hereof, into fully paid and nonassessable shares of Common Stock (the "SHARES"), calculated as to each conversion to the nearest 1/100 of a share at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The Conversion Price shall be initially $.80 per share of Common Stock. The principal amount of this Note shall be reduced by the amount so converted as if payment or prepayment in such amount has occurred.

      4.2 REQUIRED CONVERSION. If at any time after the amounts advanced under the RIMCO Tranche A Notes equals or exceeds $2,800,000, the average closing price per share of Common Stock (as reported by the principal securities exchange or trading market, as the case may be, on which the Common Stock is then traded) during a period of 20 consecutive trading days (such 20-day average being referred to herein as the "AVERAGE PRICE") equals or exceeds $3.00 per share (a "CONVERSION EVENT"), the Company may, at its option exercisable in its sole discretion at any time during the 30-day period following such Conversion Event, convert all (but not less than all) of this Note into Shares at the Conversion Price then in effect. Such conversion shall be deemed to have been effected immediately upon the mailing of notice by the Company to Purchaser by first class mail, postage pre-paid, which notice to be effective must be deposited in the mail on or prior to the close of business on the 30th day following the Conversion Event, whereupon the person or persons entitled to receive the Shares shall be treated for all purposes as the record holder of such Shares and the Note shall be deemed to represent only the right to receive certificates representing the number of Shares. If the Company does not exchange the Note in accordance with this Section within the 30-day period following any Conversion Event, then a new period of trading days shall begin for purposes of determining whether the Company may exchange the Notes pursuant to this Section.


                                   ARTICLE V

                        Adjustment of Conversion Price

      5.1 ANTI-DILUTION PROVISIONS. The Conversion Price shall be subject to adjustment from time to time as provided herein. Upon each adjustment of the Conversion Price, the Purchaser shall thereafter be entitled to purchase, at the adjusted Conversion Price, the number of shares of Common Stock which equal the product of (i) the Conversion Price in effect immediately prior to such adjustment multiplied by (ii) the maximum number of shares the Purchaser could have purchased by

::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.17 - Page 6
converting the entire Outstanding Balance at the Conversion Price immediately prior to such adjustment, AND dividing that product by the adjusted Conversion Price.

      5.2   ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF COMMON STOCK.

            (a) If the Company issues or sells any Common Stock for no consideration or for a consideration per share less than the Conversion Price, the Conversion Price shall be reduced (but not increased, except as otherwise specifically provided herein) to the price (calculated to the nearest one-tenth of a cent) determined by dividing (i) an amount equal to the sum of (1) the product of the total number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price PLUS (2) the consideration received by the Company upon such issue or sale by
(ii) the total number of shares of Common Stock outstanding immediately after such issue or sale.

            (b) No adjustment shall be made in the Conversion Price in the event that the Company issues, in one or more transactions, (i) Common Stock upon exercise of any options issued to officers, directors or employees of the Company pursuant to a stock option plan or an employment, severance or consulting agreement as now or hereafter in effect, in each case approved by the Board of Directors; (ii) Common Stock upon conversion of this Note or any other note issued under the Purchase Agreement; (iii) Common Stock upon exercise of any stock purchase warrant or option (other than the options referred to in clause (i) above) or other convertible security, note or other instrument outstanding or issued on the date hereof; (iv) Common Stock issued as consideration in acquisitions; or (v) without duplication, Common Stock issued upon the exercise of any warrant, option or other right set out on SCHEDULE 5.2(B). In addition, for purposes of calculating any adjustment of the Conversion Price, all of the shares of Common Stock issuable pursuant to any of the foregoing shall be assumed to be outstanding prior to the event causing such adjustment to be made.

            (c) In case at any time after the date hereof the Company shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase Common Stock or any options (except for options issued to or reserved for issuance to, officers, directors or employees of the Company pursuant to a stock option plan or an employment, severance or consulting agreement in effect as of the date hereof) for the purchase of Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "CONVERTIBLE SECURITIES"), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which shares of Common Stock are issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing
(i) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, PLUS the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights or options,

::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.17 - Page 7

OR PLUS, in the case of such rights or options that relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) SHALL BE LESS THAN the Conversion Price in effect as of the date of granting such rights or options, then the maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options shall be deemed to be outstanding as of the date of the granting of such rights or options and to have been issued for such price per share, with the effect on the Conversion Price specified herein. Except as provided herein, no further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

            (d) If: (i) the purchase price provided for in any right or option,
(ii) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock shall be decreased (other than by reason of provisions designed to protect against dilution), the Conversion Price then in effect shall be decreased to the Conversion Price that would have been in effect had such rights, options or Convertible Securities provided for such changed purchase price, additional consideration or conversion rate at the time initially issued.

            (e) In case at any time Common Stock or Convertible Securities or any rights or options to purchase Common Stock or Convertible Securities shall be issued or sold for cash, the total amount of cash consideration shall be deemed to be the amount received by the Company. If at any time any Common Stock, Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration, as determined reasonably and in good faith by the Board of Directors of the Company. If at any time any Common Stock, Convertible Securities or any rights or options to purchase any Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration received therefor shall be deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board of Directors may determine to be attributable to such Common Stock, Convertible Securities, rights or options as the case may be. In case at any time any rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued in connection with the issuance and sale of other securities of the Company, together consisting of one integral transaction in which no consideration is allocated to such rights

::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.17 - Page 8
or options by the parties, such rights or options shall be deemed to have been issued without consideration.

            (f) In the case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock or Convertible Securities, or (ii) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the Common Stock or Convertible Securities deemed to have been issued or sold as a result of the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

            (g) The number of shares of Common Stock outstanding at any given time shall not include shares owned directly by the Company in treasury, and the disposition of any such shares shall be considered an issuance or sale of Common Stock.

      5.3 STOCK DIVIDENDS. In case the Company shall declare a dividend or make any other distribution upon any shares of the Company, payable in Common Stock or Convertible Securities, any Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

      5.4 STOCK SPLITS AND REVERSE SPLITS. In the event that the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Shares into which this Note may be converted immediately prior to such subdivision shall be proportionately increased, and conversely, in the event that the outstanding shares of Common Stock shall at any time be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased and the number of Shares into which this Note may be converted immediately prior to such combination shall be proportionately reduced.

      5.5 REORGANIZATIONS AND ASSET SALES. If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation, merger or share exchange of the Company with another Person, or the sale, transfer or other disposition of all or substantially all of its assets to another Person shall be effected in such a way that holders of Common Stock shall be entitled to receive capital stock, securities or assets with respect to or in exchange for their shares, then the following provisions shall apply:

            (a) As a condition of such reorganization, reclassification, consolidation, merger, share exchange, sale, transfer or other disposition, lawful and adequate provisions shall be made whereby the Purchaser shall thereafter have the right to purchase and receive upon the terms and conditions specified in this Note, such shares of capital stock, securities or assets as may be

::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.17 - Page 9
issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of Shares immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger, share exchange or sale not taken place, and in any such case appropriate provision reasonably satisfactory to Purchaser shall be made with respect to the rights and interests of Purchaser to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price and of the number of Shares receivable upon the exercise) shall thereafter be applicable, as nearly as possible, in relation to any shares of capital stock, securities or assets thereafter deliverable upon the exercise of Note.

            (b) In the event of a merger, share exchange or consolidation of the Company with or into another Person as a result of which a number of shares of common stock or its equivalent of the successor Person greater or lesser than the number of shares of Common Stock outstanding immediately prior to such merger, share exchange or consolidation are issuable to holders of Common Stock, then the Conversion Price in effect immediately prior to such merger, share exchange or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock.

            (c) The Company shall not effect any such consolidation, merger, share exchange, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor Person (if other than the Company) resulting from such consolidation, share exchange or merger or the Person purchasing or otherwise acquiring such assets shall have assumed by written instrument executed and mailed or delivered to the Purchaser at the last address of Purchaser appearing on the books of the Company the obligation to deliver to Purchaser such shares of capital stock, securities or assets as, in accordance with the foregoing provisions, Purchaser may be entitled to receive, and all other liabilities and obligations of the Company hereunder. Upon written request by the Purchaser, such successor Person will issue a new Note revised to reflect the modifications in this Note effected pursuant to this Section 5.5.

            (d) If a purchase, tender or exchange offer is made to and accepted by the holders of 50% or more of the outstanding shares of Common Stock, the Company shall not effect any consolidation, merger, share exchange or sale, transfer or other disposition of all or substantially all of the Company's assets with the Person having made such offer or with any affiliate of such Person, unless prior to the consummation of such consolidation, merger, share exchange, sale, transfer or other disposition the Purchaser shall have been given a reasonable opportunity to then elect to receive upon the conversion of the Note either the capital stock, securities or assets then issuable with respect to the Common Stock or the capital stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer.

      5.6 ADJUSTMENT FOR ASSET DISTRIBUTION. If the Company declares a dividend or other distribution payable to all holders of shares of Common Stock in evidences of indebtedness of the Company or other assets of the Company (including, cash (other than regular cash dividends declared

::ODMA\PCDOCS\DOCS\88117\1
                                                       Exhibit 10.17 - Page 10
by the Board of Directors), capital stock (other than Common Stock, Convertible Securities or options or rights thereto) or other property), the Conversion Price in effect immediately prior to such declaration of such dividend or other distribution shall be reduced by an amount equal to the amount of such dividend or distribution payable per share of Common Stock, in the case of a cash dividend or distribution, or by the fair value of such dividend or distribution per share of Common Stock (as reasonably determined in good faith by the Board of Directors of the Company), in the case of any other dividend or distribution. Such reduction shall be made whenever any such dividend or distribution is made and shall be effective as of the date as of which a record is taken for purpose of such dividend or distribution or, if a record is not taken, the date as of which holders of record of Common Stock entitled to such dividend or distribution are determined.

      5.7 DE MINIMIS ADJUSTMENTS. No adjustment in the number of shares of Common Stock purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one share of Common Stock purchasable upon conversion of the Note and no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least $.01 in the Conversion Price; provided, however, that any adjustments which are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest full share or nearest one hundredth of a dollar, as applicable.

      5.8 NOTICE OF ADJUSTMENT. Whenever the Conversion Price or the number of Shares issuable upon the conversion of the Note shall be adjusted as herein provided, or the rights of the Purchaser shall change by reason of other events specified herein, the Company shall compute the adjusted Conversion Price and the adjusted number of Shares in accordance with the provisions hereof and shall prepare an Officer's Certificate setting forth the adjusted Conversion Price and the adjusted number of Shares issuable upon the conversion of the Note or specifying the other shares of stock, securities or assets receivable as a result of such change in rights, and showing in reasonable detail the facts and calculations upon which such adjustments or other changes are based. The Company shall cause to be mailed to the Purchaser copies of such Officer's Certificate together with a notice stating that the Conversion Price and the number of Shares purchasable upon conversion of the Note have been adjusted and setting forth the adjusted Conversion Price and the adjusted number of Shares purchasable upon conversion of the Note.

      5.9 NOTIFICATIONS TO PURCHASER. In case at any time the Company proposes:

            (a) to declare any dividend upon its Common Stock payable in capital stock or make any special dividend or other distribution (other than cash dividends) to the holders of its Common Stock;

            (b) to offer for subscription pro rata to all of the holders of its Common Stock any additional shares of capital stock of any class or other rights;

::ODMA\PCDOCS\DOCS\88117\1
                                                       Exhibit 10.17 - Page 11

            (c) to effect any capital reorganization, or reclassification of the capital stock of the Company, or consolidation, merger or share exchange of the Company with another Person, or sale, transfer or other disposition of all or substantially all of its assets; or

            (d) to effect a voluntary or involuntary dissolution, liquidation or winding up of the Company,

then, in any one or more of such cases, the Company shall give the Purchaser (i) at least 10 days (but not more than 90 days) prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such issuance, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such issuance, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, at least 10 days (but not more than 90 days) prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock, as the case may be, for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, as the case may be.

      5.10 COMPANY TO PREVENT DILUTION. If any event or condition occurs as to which other provisions of this Article are not strictly applicable or if strictly applicable would not fairly protect the exercise or purchase rights of the Note evidenced hereby in accordance with the essential intent and principles of such provisions, or that might materially and adversely affect the exercise or purchase rights of the Purchaser under any provisions of this Note, then the Company shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, so as to protect such exercise and purchase rights as aforesaid, and any adjustments necessary with respect to the Conversion Price and the number of Shares purchasable hereunder so as to preserve the rights of the Purchaser hereunder. In no event shall any such adjustment have the effect of increasing the Conversion Price as otherwise determined pursuant to this Article except in the event of a combination of shares.


::ODMA\PCDOCS\DOCS\88117\1
                                                       Exhibit 10.17 - Page 12

                                  ARTICLE VI

                                   Covenants

      The Company covenants and agrees that, so long as this Note is outstanding:

      6.1 USE OF PROCEEDS. The Company will use the proceeds of this Note to pay the Company's working interest share of certain costs of conducting seismic and other operations for the Raceland, Greens Lake and Laurel Grove prospects, the payment of preferred dividends, general corporate purposes, and the reduction of Indebtedness of the Company and its Subsidiaries.

      6.2 PAYMENT OF PRINCIPAL AND ACCRUED INTEREST. The Company will duly and punctually pay or cause to be paid the principal sum of this Note, together with interest accrued thereon from the date hereof to the date of payment, in accordance with the terms hereof.

      6.3 CORPORATE EXISTENCE. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if it shall reasonably determine that the preservation thereof is no longer desirable in the conduct of its business.

      6.4 TAXES; CLAIMS; ETC. The Company will promptly pay and discharge all lawful taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits, or upon any of its properties, real, Personal, or mixed, before the same shall become in default, as well as all lawful claims for labor, materials, and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof, and which lien or charges will have a material adverse effect on the business of the Company; PROVIDED, however, that the Company shall not be required to pay or cause to be paid any such tax, assessment, charge, levy, or claim prior to institution of foreclosure proceedings if the validity thereof shall concurrently be contested in good faith by appropriate proceedings and if the Company shall have established reserves deemed by the Company adequate with respect to such tax, assessment, charge, levy, or claim.

      6.5 MAINTENANCE OF EXISTENCE AND PROPERTIES. The Company will, and will cause each Subsidiary to, keep its material properties in good repair, working order, and condition, ordinary wear and tear excepted, so that the business carried on may be properly conducted at all times in accordance with prudent business management.

      6.6 SEC REPORTS. The Company will deliver to the Purchaser within 20 days after it files them with the SEC, copies of its annual and quarterly reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or

::ODMA\PCDOCS\DOCS\88117\1
                                                       Exhibit 10.17 - Page 13

15(d) of the Securities Exchange Act of 1934. The Company will timely comply with its reporting and filing obligations under the applicable federal securities laws.

      6.7 NOTICE OF DEFAULTS. The Company will promptly notify the Purchaser in writing of the occurrence of (i) any Event of Default under this Note, and (ii) any event of default (or if any event of default would result upon any payment with respect to this Note) with respect to any Indebtedness as such event of default is defined therein or in the instrument under which it is outstanding, permitting the holder to accelerate the maturity of such Indebtedness.

      6.8 MERGERS AND ACQUISITIONS. Without the consent of the Majority Noteholders, the Company or any Subsidiary will not dissolve, liquidate, consolidate or merge with or sell or transfer all or a substantial portion of its assets to any Person.

      6.9 COMPLIANCE WITH LAWS. The Company will promptly comply with all laws, ordinances and governmental rules and regulations to which it is subject.

                                  ARTICLE VII

                                 Miscellaneous

      7.1 COLLECTION FEES. If this Note is placed in the hands of an attorney for collection, and if it is collected through any legal proceedings at law or in equity or in bankruptcy, receivership or other court proceedings, the Company hereby undertakes to pay all costs and expenses of collection including, but not limited to, court costs and the reasonable attorney's fees of Purchaser.

      7.2 CONSENT TO AMENDMENTS. This Note may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if and only if the Company shall obtain the written consent to such amendment, action or omission to act from the Majority Noteholders.

      7.3 BENEFITS OF NOTE. Nothing in this Note, express or implied, shall give to any Person, other than the Company, Purchaser, and their successors any benefit or any legal or equitable right, remedy or claim under or in respect of this Note.

      7.4 SUCCESSORS AND ASSIGNS. All covenants and agreements in this Note contained by or on behalf of the Company and the Purchaser shall bind and inure to the benefit of the respective successors and assigns of the Company and the Purchaser.

      7.5 RESTRICTIONS ON TRANSFER. Subject to the provisions of this Section, this Note is transferable in the same manner and with the same effect as in the case of a negotiable instrument payable to a specified Person.

::ODMA\PCDOCS\DOCS\88117\1
                                                       Exhibit 10.17 - Page 14

      7.6 NOTICE; ADDRESS OF PARTIES. All notices or other communications which are required or may be given under this Note shall be in writing and shall be deemed to have been duly given when delivered, transmitted by telecopier (with receipt confirmed) or mailed by registered or certified first class mail, postage prepaid, return receipt requested to the parties hereto at the address set forth below (as the same may be changed from time to time by notice similarly given) or the last known business or residence address of such other person as may be designated by either party hereto in writing.

      (a)   If to Company:

            Texoil, Inc.
            1600 Smith Street, Suite 4000
            Houston, Texas  77002
            Fax:  (713) 652-9601
            Attn.:  President

            with a copy to:

            Porter & Hedges, L.L.P.
            700 Louisiana Street, 35th Floor
            Houston, Texas  77002-2764
            Fax:  (713) 228-1331
            Attn.:  Nick D. Nicholas

      (b)   If to Purchaser:




            Fax:

            with a copy to:

            Pillsbury, Madison & Sutro, L.L.P.
            101 West Broadway, Suite 1800
            San Diego, California 92101-8219
            Fax: (619) 236-1995
            Attn.:  David R. Snyder


::ODMA\PCDOCS\DOCS\88117\1
                                                       Exhibit 10.17 - Page 15

            Shannon, Martin, Finkelstein & Sayre, P.C.
            1200 Smith Street, Suite 1300
            Houston, Texas   77002
            Fax: (713) 752-0337
            Attn.:  Nancy F. Martin

      7.7 SEVERABILITY CLAUSE. In case any provision in this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions in such jurisdiction shall not in any way be affected or impaired thereby; provided, however, such construction does not destroy the essence of the bargain provided for hereunder.

      7.8 GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the internal laws of the State of Texas (without regard to principles of choice of law).

      7.9 WAIVERS. The Company waives any right to notice of default or demand, notice of intent to accelerate, notice of acceleration, and any other notice not specifically required under this Note. Failure to exercise any remedy under this Note does not constitute a waiver of such remedy.

      7.10 USURY. It is the intention of the parties hereto to conform strictly to the applicable laws of the State of Texas and the United States of America, and judicial or administrative interpretations or determinations thereof regarding the contracting for, charging and receiving of interest for the use, forbearance, and detention of money (referred to as "APPLICABLE LAW"). The Purchaser shall have no right to claim, to charge or to receive any interest in excess of the maximum rate of interest, if any, permitted to be charged on that portion of the amount representing principal which is outstanding and unpaid from time to time by Applicable Law. Determination of the rate of interest for the purpose of determining whether this Note is usurious under Applicable Law shall be made by amortizing, prorating, allocating and spreading in equal parts during the period of the actual time of this Note, all interest or other sums deemed to be interest (referred to in this Section as "INTEREST") at any time contracted for, charged or received from the Company in connection with this Note. Any Interest contracted for, charged or received in excess of the maximum rate allowed by Applicable Law shall be deemed a result of a mathematical error and a mistake. If this Note is paid in part prior to the end of the full stated term of this Note and the Interest received for the actual period of existence of this Note exceeds the maximum rate allowed by Applicable Law, Purchaser shall credit the amount of the excess against any amount owing under this Note or, if this Note has been paid in full, or in the event that it has been accelerated prior to maturity, Purchaser shall refund to the Company the amount of such excess, and shall not be subject to any of the penalties provided by Applicable Law for contracting for, charging or receiving Interest in excess of the maximum rate allowed by Applicable Law. Any such excess which is unpaid shall be canceled.


::ODMA\PCDOCS\DOCS\88117\1
                                                       Exhibit 10.17 - Page 16

      7.11 SUBORDINATION AND RIMCO FINANCING. This Note is subject to the terms of the Subordination Agreement and to the RIMCO Finance Documents. If at any time, under the terms of the Subordination Agreement or the RIMCO Finance Documents, Company is precluded from paying (and Purchaser is precluded from receiving) any payments under the terms of this Note ("NO PAYMENT PERIOD"), each payment which becomes due during such period shall not thereafter accrue interest, shall not be deemed to be past due under Section 2.1, and shall be deemed to be due on the Maturity Date. If Company again is permitted to make scheduled payments under the terms of this Note, Company is not obligated to pay the installments which became due during the No Payment Period. Instead, Company shall begin paying installments with the next installment due after the No Payment Period ends and the scheduled payments that were not paid during the No Payment Period shall be due and payable at the Maturity Date. Installments which become due during a No Payment Period shall not thereafter accrue interest.

      7.12 REPLACEMENT NOTE. This Note is issued in replacement of, but not as a novation of, that certain 12% Convertible Promissory Note dated as of May 6, 1996, in the original principal amount of $_______, and issued by the Company to Purchaser under the terms of the Original Purchase Agreement.

      THE RIGHTS AND OBLIGATIONS OF THE COMPANY AND THE PURCHASER SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS AND INSTRUMENTS AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PURCHASER AND THE COMPANY ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS NOTE (AS AMENDED IN WRITING FROM TIME TO
TIME) AND THE OTHER WRITTEN AGREEMENTS EXECUTED BY THE COMPANY AND PURCHASER (OR BY THE COMPANY FOR THE BENEFIT OF PURCHASER) REPRESENT THE FINAL AGREEMENT BETWEEN THE COMPANY AND THE PURCHASER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed on the date first above written.

                                                TEXOIL, INC.

                                                By:
                                  Ruben Medrano
                                    President
Attachments:
Schedule 5.2(b) - Capitalization

::ODMA\PCDOCS\DOCS\88117\1
                                                       Exhibit 10.17 - Page 17

                                SCHEDULE 5.2(B)

                            CAPITALIZATION SCHEDULE
                              AS OF JULY 31, 1996

                                                               Common
                                                               Shares        PROCEEDS
                                               Expiration      After            TO
NUMBER                    CLASS                   DATE       CONVERSION       TEXOIL
- ------                    -----                   ----       ----------       ------
4,058,648(4)  Common                                           4,058,648             -0-
   98,423(5)  Employee Salary Compensation--                      98,423             -0-
              '95 Plan
   29,463(6)  Employee Salary Compensation--                      29,463             -0-
              '96 Plan
   23,000     Class "A" Preferred                                766,667             -0-
  750,000     Class "A" Warrants ($3.50)        05-26-99         750,000      $2,625,000
  750,000     Class "B" Warrants ($4.50)        05-26-99         750,000       3,375,000
  300,000     Underwriter Warrants ($3.88)      05-26-99         300,000       1,162,500
  281,384     Options to J. Graves ($.45)       12-31-99         281,384         126,623
  281,384     Options to J. Richardson ($.45)   12-31-99         281,384         126,623
   20,000     Employee Options ($3.00) RM                         20,000          60,000
    5,000     Option to Marc Countiss ($3.50)   09-15-00           5,000          17,500
1,100,000     Convertible May 96 Notes ($.80)                  1,375,000             -0-
1,100,000     Convertible May 96 Note           5 years        1,100,000       1,441,000
              Warrants ($1.31) - to be
              eliminated at Closing.
   50,000     Option to Bill Seagle ($1.56)                       50,000          78,000
   30,000     Option to Ruben Medrano ($1.31)                     30,000          39,300
   20,000     Option to J. D. Hughes ($1.25) -                    20,000          25,000
              to be issued upon Closing.
                    TOTAL FULLY DILUTED                        9,915,969      $9,076,546
                                                               =========      ==========

- --------
4.    Number accurate as of March 31, 1995 (see first quarter 1995 10-QSB)
5.    Includes shares issued from April 1995 through February 1996
6.    Includes shares to be issued from March 1996 through July 1996